Exhibit 99.1

FTD Companies, Inc. Reports Third Quarter 2013 Financial Results

Tax-Free Spin Off from United Online Completed Today

DOWNERS GROVE, Ill. — November 1, 2013 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, today announced financial results for the third quarter and nine-months ended September 30, 2013.

Today FTD became an independent, publicly traded company as a result of the completion of its spin off from United Online, Inc. (“United Online”). United Online’s spin off of FTD was consummated through a tax-free dividend involving the distribution of all FTD common stock held by United Online to United Online stockholders. United Online stockholders received one share of FTD common stock for every five shares of United Online common stock held as of the record date, October 10, 2013 (prior to giving effect to the seven-for-one reverse stock split of United Online shares that occurred earlier today).

“We are pleased that the FTD tax-free spin off from United Online was completed today and we thank United Online for their support over the past five years,” said Robert S. Apatoff, FTD President and Chief Executive Officer. “We believe that as an independent, public company, FTD’s complementary consumer and floral network businesses will have increased operational and financial flexibility that will enhance our opportunities for long-term growth. Our team looks forward to sharing our corporate story with the investment community.”

Third Quarter Results

Consolidated revenue increased 2% to $118.5 million compared to $116.4 million in third quarter of 2012. Consumer order volume increased 1% to 1.3 million, and average order value, excluding the unfavorable impact of changes in foreign currency exchange rates, increased 2% compared to the third quarter of 2012. There are no significant floral and gifting holidays in the third quarter.

Operating income decreased to $2.4 million compared to $4.6 million in the third quarter of 2012. The decrease in operating income is primarily due to $3.3 million of Transaction Related Costs (as defined below) associated with the spin off from United Online.

The Company reported net income of $0.2 million compared to $1.5 million in the third quarter of 2012. Net income for the third quarter of 2013 includes $2.9 million in Transaction Related Costs, net of tax, as well as a $1.4 million loss on extinguishment of debt, net of tax, associated with refinancing its credit facilities. Net income for the third quarter of 2013 would have been $4.5 million excluding these items. Adjusted EBITDA increased 1% to $15.0 million compared to $14.9 million in the third quarter of 2012. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the table in this press release for a reconciliation of all non-GAAP financial measures.

Nine Month Results

Consolidated revenue increased 3% to $473.1 million compared to $460.3 million in the first nine months of 2012. Consumer order volume increased 3% to 5.4 million. Average order values were impacted by the addition of the Flying Flowers and Flowers Direct businesses, which were acquired on April 30, 2012, and typically have lower average order values compared to the rest of the Company’s consumer business. Excluding the Flying Flowers and Flowers Direct businesses and the unfavorable impact of changes in foreign currency exchange rates, average order value increased 1% compared to the same period of the prior year.

Net income was $15.0 million for the first nine months of 2013 compared to $15.6 million in the first nine months of 2012. Net income for the first nine months of 2013 includes $4.2 million of Transaction Related Costs, net of tax, and the aforementioned $1.4 million loss on extinguishment of debt, net of tax. Net income for the first nine months of 2013 would have been $20.6 million excluding these items. Adjusted EBITDA increased 4% to $65.9 million compared to $63.7 million in the first nine months of 2012.

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Balance Sheet & Cash Flow Highlights

For the nine months ended September 30, 2013, the Company had cash flows from operating activities of $14.6 million and cash and cash equivalents were $28.3 million at September 30, 2013. Net debt at September 30, 2013 was $191.7 million, compared to $176.7 million at December 31, 2012. The Company defines net debt as total debt, net of discounts, less cash and cash equivalents.

Business Outlook

The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced in this release under “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

The Company is targeting full year 2013 revenue in the range of $625 million to $631 million and Adjusted EBITDA in the range of $83.0 million to $84.5 million. See financial tables for a reconciliation of net income, a GAAP measure, to Adjusted EBITDA. Full year 2013 Adjusted EBITDA excludes Transaction Related Costs associated with the spin off from United Online, which are expected to range from $13 million to $14 million, a portion of which will be incurred by and allocated to the Company by United Online. Adjusted EBITDA is expected to include incremental costs associated with being a standalone company in the range of $2.0 million to $2.5 million. During 2013, these incremental costs include some overlap as the Company completes its separation from United Online.

In addition, the Company expects annual capital expenditures in the range of $10 million to $12 million, which includes incremental capital expenditures related to the spin off.

About FTD Companies, Inc. (NASDAQ: FTD)

FTD Companies, Inc. is a premier floral and gifting company. FTD provides floral, gift and related products and services to consumers, retail florists, and other retail locations primarily in the U.S., Canada, the U.K., and the Republic of Ireland. The business uses the highly-recognized FTD® and Interflora® brands, both supported by the iconic Mercury Man logo that is displayed in tens of thousands of floral shops worldwide. Our portfolio of brands also includes Flying Flowers, Flowers Direct, and Drake Algar in the U.K.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about our strategies; the expected benefits of our separation from United Online; future financial performance; revenues; metrics; operating expenses; market trends, including those in the markets in which we compete; liquidity; cash flows and uses of cash; dividends; capital expenditures; depreciation and amortization; tax payments; foreign currency exchange rates; hedging arrangements; our ability to repay indebtedness and invest in initiatives; our products and services; pricing; marketing plans; competition; settlement of legal matters; and the impact of accounting pronouncements. Potential factors that could affect the matters about which the forward-looking statements are made include, among others, the factors disclosed in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Definitions of Non-GAAP Measures:

(1) Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined by the Company as net income before net interest expense; provision (benefit) for income tax expense; depreciation; amortization; stock-based compensation; Litigation or Dispute Settlement charges or gains; Transaction Related Costs; restructuring and other exit costs; and impairment of goodwill, intangible assets and long-lived assets. The Company’s definition of Adjusted EBITDA may be modified from time to time. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, and stock-based compensation) and (ii) expenses that are not reflective of the Company’s core operations, this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. Management uses Adjusted EBITDA to measure the Company’s performance. Adjusted EBITDA is used as a performance measure under the Company’s senior secured credit facility and includes adjustments such as the items defined above and others, which are defined in the senior secured credit facility. The Company will use this measure as a basis in determining certain compensation incentives for certain members of the Company’s management. Adjusted EBITDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of Adjusted EBITDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect expenses or gains that are not considered reflective of the Company’s core operations. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “Adjusted EBITDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the Company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of Adjusted EBITDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

(2) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk website and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery date. Orders originating with a florist or other retail location for delivery to consumers are not included.

(3) Average order value (“AOV”) represents the average U.S. Dollar amount received for consumer orders delivered during a period. For orders placed outside the U.S. (principally in the U.K. and the Republic of Ireland), this average U.S. Dollar amount is determined after translating the local currency amounts received into U.S. Dollars. Average order value includes merchandise revenues and shipping, handling and service fees paid by the consumer, less discounts and refunds (net of refund-related fees charged to floral network members).

(4) Litigation or Dispute Settlement Charges or Gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the Company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the Company related to such matters are also included in these adjustments.

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(5) Transaction Related Costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction Related Costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. A portion of these costs relating to the spin off have been and will be incurred by and allocated to us by United Online.

(6) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the Company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The Company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. United Online historically used adjusted OIBDA to measure the Company’s performance and as a basis in determining certain compensation incentives for certain members of the Company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses in the financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction- related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the Company’s performance in relation to other companies. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the Company’s financial results for the foreseeable future. A reconciliation of adjusted OIBDA, which United Online has previously presented, to adjusted EBITDA is presented in the accompanying tables.

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FTD COMPANIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Products	$88,633	$85,753	$370,980	$359,151
Services	29,894	30,609	102,109	101,185
Total revenues	118,527	116,362	473,089	460,336

Operating expenses:
Cost of revenues - products	67,667	66,221	283,427	275,753
Cost of revenues - services	4,802	4,932	14,519	15,042
Sales and marketing	21,184	21,181	79,194	78,588
General and administrative	16,709	13,026	45,823	39,501
Amortization of intangible assets	5,721	6,431	18,524	19,092
Total operating expenses	116,083	111,791	441,487	427,976

Operating income	2,444	4,571	31,602	32,360
Interest income	153	182	496	564
Interest expense	(4,067)	(3,260)	(10,450)	(10,301)
Other income, net	25	131	265	474

Income (loss) before income taxes	(1,445)	1,624	21,913	23,097
Provision (benefit) for income taxes	(1,625)	115	6,958	7,472

Net income	$180	$1,509	$14,955	$15,625

FTD COMPANIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012
ASSETS

Cash and cash equivalents	$28,347	$67,347
Accounts receivable, net	27,201	26,155
Inventories	6,084	7,996
Deferred tax assets, net	6,056	5,882
Property and equipment, net	31,212	31,169
Intangible assets, net	175,367	194,288
Goodwill	338,743	333,987
Other assets	20,801	17,805
Total assets	$633,811	$684,629

LIABILITIES AND EQUITY

Accounts payable	$36,029	$55,702
Intercompany payable to United Online, Inc.	2,920	1,653
Debt, net of discounts	220,000	244,000
Deferred tax liabilities, net	56,107	62,850
Other liabilities	35,361	43,126
Total liabilities	350,417	407,331
Total equity	283,394	277,298
Total liabilities and equity	$633,811	$684,629

FTD COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$180	$1,509	$14,955	$15,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,923	8,943	25,151	26,573
Stock-based compensation	1,297	1,384	3,598	3,841
Provision for doubtful accounts receivable	390	563	1,200	1,572
Accretion of discounts and amortization of deferred financing and debt issue costs	191	187	664	821
Loss on extinguishment of debt	2,348	—	2,348	—
Non-cash allocations from parent company, net	388	577	715	1,717
Deferred taxes, net	(3,063)	(3,327)	(6,991)	(6,976)
Other, net	(24)	33	105	5
Changes in operating assets and liabilities:
Accounts receivable, net	(5,240)	(4,744)	(2,289)	(2,510)
Inventories	3	(1,206)	1,908	(564)
Other assets	533	(920)	371	592
Accounts payable	(588)	(622)	(20,895)	(15,175)
Intercompany payable to United Online, Inc.	(947)	(557)	1,267	111
Other liabilities	(3,859)	4,065	(7,539)	4,901

Net cash provided by (used for) operating activities	(468)	5,885	14,568	30,533

Cash flows from investing activities:
Purchases of property and equipment	(2,282)	(1,397)	(6,473)	(3,772)
Purchases of intangible assets	—	—	—	(78)
Cash paid for acquisition, net of cash acquired	—	—	—	(3,914)
Proceeds from sales of investments	—	—	124	40
Purchases of investments	(61)	(31)	(61)	(87)

Net cash used for investing activities	(2,343)	(1,428)	(6,410)	(7,811)

Cash flows from financing activities:
Proceeds from from revolving credit facility	220,000	—	220,000	—
Payments on term loan	(235,156)	—	(246,013)	(17,663)
Payments for debt issue costs	(2,924)	—	(2,924)	—
Excess tax benefits from equity awards	63	—	122	4
Dividends paid to United Online, Inc.	(135)	—	(18,201)	(3,179)

Net cash used for financing activities	(18,152)	—	(47,016)	(20,838)

Effect of foreign exchange rate changes on cash and cash equivalents	553	324	(142)	731

Change in cash and cash equivalents	(20,410)	4,781	(39,000)	2,615

Cash and cash equivalents, beginning of period	48,757	44,892	67,347	47,058

Cash and cash equivalents, end of period	$28,347	$49,673	$28,347	$49,673

FTD COMPANIES, INC.

UNAUDITED SELECTED QUARTERLY HISTORICAL KEY METRICS

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

Revenue (in thousands)	$118,527	$164,279	$190,283	$153,178	$116,362

Consumer orders (2)	1,250	1,921	2,204	1,787	1,239
Average order value (3)	$61.69	$61.27	$61.01	$60.13	$61.06
Average foreign currency exchange rate: GBP to USD	1.55	1.54	1.54	1.61	1.58

FTD COMPANIES, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA TO ADJUSTED OIBDA

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

	Nine Months Ended		Quarter Ended
	September 30,		September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2012	2013	2013	2013	2012	2012

Net income, as reported (GAAP basis)	$14,955	$15,625	$180	$5,469	$9,306	$5,549	$1,509
Interest expense, net	9,954	9,737	3,914	3,017	3,023	3,075	3,078
Provision (benefit) for income taxes	6,958	7,472	(1,625)	3,530	5,053	3,358	115
Depreciation and amortization	25,151	26,573	7,923	8,575	8,653	8,785	8,943
EBITDA (1)	57,018	59,407	10,392	20,591	26,035	20,767	13,645
Stock-based compensation	3,598	3,841	1,297	1,225	1,076	1,272	1,384
Transaction Related Costs	4,722	619	3,349	1,373	—	(26)	19
Litigation or Dispute Settlement Charges (Gains)	578	(193)	—	383	195	—	(193)
Adjusted EBITDA (1)	$65,916	$63,674	$15,038	$23,572	$27,306	$22,013	$14,855

Reconcilation of Adjusted EBITDA to Adjusted OIBDA(6), per United Online
Other income, net	(265)	(474)	(25)	(82)	(158)	(153)	(131)
Incremental expenses allocated by United Online (excluding stock based compensation)	1,985	1,507	830	475	680	493	508
Adjusted OIBDA(6), per United Online	$67,636	$64,707	$15,843	$23,965	$27,828	$22,353	$15,232

FTD COMPANIES, INC.

RECONCILIATION OF TARGETD NET INCOME TO TARGETD ADJUSTED EBITDA

(Unaudited)

(In millions)

Targeted Adjusted EBITDA is calculated below for the twelve months ended December 31, 2013:

Twelve Months Ended
December 31,
2013
Forecasted
Targets

Net income (GAAP basis)	$ 9.6 - 12.3
Interest expense, net	11.3
Provision for income taxes	10.6
Depreciation and amortization	31.8
EBITDA	$ 63.3 - 66.0
Stock-based compensation	4.9
Transaction Related Costs	13.0 - 14.2
Litigation or Dispute Settlement Charges	0.6
Adjusted EBITDA (1)	$ 83.0 - 84.5

Contacts

Investors:

Jandy Tomy

630-724-6984

ir@ftdi.com

Press:

Beth Swierk

Finn Partners

773-750-4583

beth.swierk@finnpartners.com